UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 1, 2007

STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of April 1, 2007, providing for the issuance of GreenPoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2007-AR2)

       GreenPoint Mortgage Funding Trust, Series 2007-AR2
(Issuing Entity)

         Structured Asset Securities Corporation
(Exact Name of Depositor as Specified in its Charter)

                    Lehman Brothers Holdings Inc.
(Exact Name of Sponsor as Specified in its Charter)

         Structured Asset Securities Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133985	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

                                            No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 6.02.	Change of Servicer.

This Current Report on Form 8-K is being filed to disclose servicing transfers from GreenPoint Mortgage Funding, Inc. (“GreenPoint”) to (i) GMAC Mortgage, LLC (“GMACM”) and (ii) Aurora Loan Services LLC (“Aurora”) for the mortgage loans serviced pursuant to the Reconstituted Servicing Agreement, dated as of April 1, 2007, by and between Lehman Brothers Holdings Inc. (“LBH”) and GreenPoint (the “Mortgage Loans”).

As of June 1, 2007, none of the Mortgage Loans are serviced by GreenPoint and the Mortgage Loans are serviced by either GMACM, pursuant to the Securitization Servicing Agreement, dated as of April 1, 2007, by and among GMACM, as Servicer, LBH, as Seller, and Aurora, as Master Servicer, or (ii) Aurora, pursuant to the Servicing Agreement, dated as of April 1, 2007, between LBH, as Seller, and Aurora, as Servicer. The servicing transfers and GMACM and Aurora are further described in the Prospectus Supplement dated April 27, 2007 to the Prospectus dated March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By: /s/ Michael C. Hitzmann Name: Michael C. Hitzmann Title: Senior Vice President

Date: June 1, 2007